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                                                                     Exhibit 4.2


                         FIRST SUPPLEMENTAL INDENTURE


     THIS FIRST SUPPLEMENTAL INDENTURE, dated as of December 19, 1997, is between THE GSI GROUP, INC., a Delaware corporation (the "Company"), and LASALLE NATIONAL BANK, as trustee (herein called the "Trustee").

                             PRELIMINARY STATEMENT

     The Company and the Trustee have entered into an Indenture (the "Indenture"), dated as of November 1, 1997 with respect to the Company's 10 1/4% Senior Subordinated Notes due 2007 (the "Notes"). Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Indenture.

     Section 9.01 of the Indenture expressly provides that the Company, when authorized by its board of directors, and the Trustee may enter into a supplemental indenture, without the consent of any Holders of Notes, in order to comply with any requirement of the Securities and Exchange Commission to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939. In accordance with the terms of Section 9.01 of the Indenture, the Company has, by Board Resolution, authorized this First Supplemental Indenture. The Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

     NOW, THEREFORE, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes issued under the Indenture from and after the date of this First Supplemental Indenture, as follows:

     Section 1.  Amendment to the Indenture.

     1.1 Section 6.01(c) of the Indenture is amended by (i) deleting the word "gross" two times as such word appears in the second line of such Section 6.01(c) and (ii) deleting the word "grossly" from the fifth line of such Section 6.01(c).

     1.2 Section 7.04 of the Indenture is hereby deleted in its entirety and replaced with the following language:

          "Section 7.04. Reports by the Company and Each Guarantor

          The Company and each Guarantor shall:

          (a)  file with the Trustee copies of the reports and of the information and documents which the Company and each Guarantor is required to provide to any Person under Section 10.09, hereof, and, if the Company or any Guarantor is not required to file information, documents or reports pursuant to Section 13 or Section 15(d) of the Exchange Act, to file with the Trustee and the
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     Commission, in accordance with, and so long as not prohibited by, the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

          (b) file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company and each Guarantor with the covenants of this Indenture as is required from time to time by such rules and regulations (including such information, documents and reports referred to in Trust Indenture Act
     Section 314(a)(2)); and

          (c) transmit by mail to all Holders, in a manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Company and each Guarantor pursuant to section 10.09 hereof and subsections (a) and (b) of this Section as is required and not prohibited by rules and regulations prescribed from time to time by the Commission."

     Section 2.  Effect on the Indenture

     Except as modified hereby, all of the terms and provisions of the Indenture shall remain in full force and effect.

     Section 3.  Counterparts

     This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.


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     IN WITNESS WHEREOF, the Company and the Trustee have caused this First
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized all as of the day and year first above written.


                                        THE GSI GROUP, INC.


                                        By: /s/ John Funk
                                            -----------------------------
                                        Name:   John Funk
                                              ---------------------------
                                        Its:    CFO
                                             ----------------------------

                                        LASALLE NATIONAL BANK
                                        as Trustee


                                        By: /s/ Diane Swanson
                                            -----------------------------
                                        Name:   Diane Swanson
                                              ---------------------------
                                        Its:    AVP
                                             ----------------------------


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